EXHIBIT 10.1

MANATRON, INC.
RESTRICTED STOCK PLAN OF 1987

ARTICLE I

Purpose

                    The purpose of this Plan is to provide an opportunity for certain directors and key employees of Manatron, Inc. ("Manatron") or its subsidiaries to acquire shares of Common Stock of Manatron and thereby to give such persons an additional incentive to contribute to the economic success of Manatron and to assist Manatron in attracting, rewarding and retaining well-qualified directors, executive personnel and other key employees.

ARTICLE 2

Definitions

                    The following words have the following meanings unless a different meaning is plainly required by the context:

          2.1          "Board" means the board of directors of Manatron.

          2.2          "Common Stock" means the Common Stock (without par value) of Manatron.

          2.3          "Code" means the Internal Revenue Code of 1986, as amended.

          2.4          "Committee" means the Restricted Stock Committee of the Board or such other committee as the Board shall designate for the purpose of administration of the Plan. In the absence of other designation, the Manatron Stock Option Committee shall serve as the Restricted Stock Committee. No voting committee members may be eligible to participate in the Plan.

          2.5          "Competition" means participation, directly or indirectly, in the ownership, management, financing or control of any business which is the same as or similar to the present or future businesses of Manatron or its parents or subsidiaries. Such participation could be by way of employment, consulting services, directorship or officership. Ownership of less than five percent (5%) of the shares of any corporation whose shares are publicly traded on any national or regional stock exchange or over the counter shall not be deemed competition.

          2.6          "Disability" of an employee means that by reason of accident, physical illness or mental illness (a) the employee does not fulfill his normal responsibility as an employee of Manatron for a period of at least one (1) year, (b) Manatron and the employee agree that the employee is or will be unable to perform his normal responsibilities as an employee for a period of at least one (1) year, or (c) there is a dispute as to disability and a physician or panel of physicians determines that the employee is or will be unable to perform his normal responsibility for a period of at least one (1) year. Disputes regarding existence or date of disability shall be determined by a licensed physician selected by agreement of Manatron and the employee. Such physician's fees shall be paid by Manatron. If they cannot agree upon a physician, the dispute shall be determined by a majority of a panel of three (3) licensed physicians, one selected by Manatron, one selected by the employee, and the third selected by the first two. Manatron and the employee shall each pay the fees of the physician they select, and the fees of the third physician shall be shared equally. The date of disability shall be the beginning of the one (1) year period or the date determined to be the onset of the disability by the physician or panel of physicians.

          2.7          "Employee" means any regular, salaried employee, including any officer in the service of Manatron or any of its parents or subsidiaries, except any person who serves only as a director. An individual's status as a regular, salaried employee shall not be affected by a leave of absence without pay.

          2.8          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          2.9          "Retirement" means the voluntary termination of all employment by the Employee.

          2.10          "Plan" means Manatron's Restricted Stock Plan of 1987 as in effect from time to time.

          2.11          "Recipient" means an Employee to whom Restricted Stock has been awarded under Article 3 of the Plan.

          2.12          "Restricted Period" means a period of up to five (5) years following the date of the award of the Restricted Stock during which the Recipient will forfeit Recipient's right to receive all or a portion of the Restricted Stock upon termination of employment. The Restricted Period for grant of Restricted Stock may provide for delayed vesting, which means periodic lapsing of the restrictions.

          2.13          "Restricted Stock" means Common Stock awarded to an Employee under Article 4 of the Plan, which stock is subject to the restrictions of Article 5 of the Plan.

          2.14          "Parent" means any corporation owning or controlling, directly or indirectly, a majority of the outstanding voting stock of the Company.

          2.15          "Subsidiary" means any corporation of which a majority of the outstanding voting stock is directly or indirectly owned or controlled by Manatron, or by one or more subsidiaries.

          2.16          "Vest" or "vesting" means the time when the restrictions on transfer of the Restricted Stock lapse or are removed.

ARTICLE 3

Administration

          3.1          The Committee shall administer the Plan, have sole authority to award Restricted Stock under the Plan to any director of Manatron, key officer or management Employee, and determine all questions arising in connection with the Plan, including its interpretation. All decisions with respect to the Plan and its interpretation made by the Committee shall be final; provided, however, that the Committee may not award Restricted Stock to any voting member of the Committee. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Restricted Stock awarded under it.

          3.2          The Committee shall consult with the compensation committee prior to awarding Restricted Stock.

          3.3          The awarding of Restricted Stock pursuant to the Plan shall be entirely within the discretion of the Committee and nothing herein contained shall be construed to give an Employee any right to participate under the Plan or receive any Restricted Stock under it. In proposing any such grants and awards, the Committee shall take into account the past performance of Manatron, the Recipient's contributions to that past performance, the capacity of the Recipient to contribute in a substantial measure to the performance of Manatron in the future, and such other factors as the Committee deems appropriate.

          3.4          All or a portion of Restricted Stock granted may be released from restrictions from time to time according to the terms of the Restricted Stock Agreement executed at the time of granting the Restricted Stock. After the Restricted Period shall lapse with respect to shares of the stock, such shares shall no longer be deemed Restricted Stock whether or not the certificates for those shares have been delivered to the Recipient.

ARTICLE 4

Restricted Stock

          4.1          Fifty Thousand (50,000) shares of authorized and unissued or treasury shares of Common Stock may be issued as Restricted Stock under the Plan. If any such shares are forfeited through termination of employment or otherwise prior to lapse of restrictions, such shares may be reissued in subsequent grants of Restricted Stock under the Plan.

          4.2          Restricted Stock awarded under the Plan shall be subject to the restrictions set forth in Article 5.

          4.3          The award of Restricted Stock under the Plan shall be evidenced by an Agreement between Manatron and the Recipient ("Restricted Stock Agreement") containing the terms and conditions of the award as described in Article 5 and such other provisions as the Committee may deem appropriate.

          4.4          Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall be registered in the name of the Recipient and deposited, together with a stock power endorsed in blank, with Manatron. At the discretion of the Committee, any such certificates may be deposited in a bank designated by the Committee or delivered to the Recipient. Each such certificate shall bear the following legend:

          The shares represented by this certificate were issued subject to certain restrictions under the Manatron, Inc. Restricted Stock Plan of 1987. A copy of the Plan is on file in the office of the Secretary of Manatron, Inc. This certificate is held subject to the terms and conditions contained in a restricted stock agreement which includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement.

          4.5          Certificates for shares of stock released from the restriction shall be delivered to the Recipient upon request within a reasonable period of time. The Recipient shall sign all documents necessary and appropriate to facilitate such delivery.

          4.6          If any increase, decrease or adjustment in the Common Stock of Manatron is made as a result of a stock dividend, stock split, reverse stock split, recapitalization, added rights or other adjustment in the Common Stock of Manatron or as a result of a merger, consolidation or other reorganization of Manatron, the Board shall make an appropriate adjustment in the aggregate number of shares subject to the Plan, and the maximum number of shares which may be awarded to any person; provided, however, that any fractional shares resulting from any such adjustment may be eliminated.

ARTICLE 5

Terms and Conditions of Restricted Stock

                    The award of Restricted Stock under the Plan shall be subject to the following terms and conditions which shall be contained in the Agreement referred to in Paragraph 4.3:

          (a)          The Restricted Stock shall be awarded on the condition that the Recipient remain in the employ or as a director of Manatron, or one or more of its parents or subsidiaries, during the Restricted Period applicable to designated shares; but such condition shall have no effect on the right of Manatron or any such parent or subsidiary to terminate the Recipient's employment or directorship at any time.

          (b)          In the event of either the Recipient entering into Competition with Manatron or the termination of employment or directorship of the Recipient during the Restricted Period for any reason other than death, Disability, or Retirement with the Committee's consent, the Recipient's right to the Restricted Stock which has not vested shall cease and terminate as of the date of competition or termination and the Recipient shall promptly surrender to Manatron such Restricted Stock held by the Recipient together with any distribution on such stock made after the date of termination. Termination of employment with continued service as a director shall not be deemed a termination under this plan. Manatron may use the stock power provided hereunder to complete the reregistration of any certificate and may divide any shares represented by a certificate into restricted and nonrestricted shares.

          (1)          Death or Disability. Unless otherwise provided in the Restricted Stock Agreement, in the event of the death or Disability of the Recipient during the Restricted Period, the Recipient's right to all of the Recipient's Restricted Stock shall vest as of the date of death or Disability, and the Recipient's Restricted Stock may be transferred free of the restrictions under this Plan, except for those restrictions described in paragraph (f) of this Article.

          (2)          Retirement. In the event of Retirement by the Recipient, the Recipient's right to the Restricted Stock shall cease and terminate as provided above, unless upon notice from the Recipient of a proposed Retirement date, the Committee consents to waive the termination of the Recipient's right to the Restricted Stock in connection with the proposed Retirement. With such consent, the restrictions shall lapse at the normal time periods unless otherwise accelerated under this Article 5 or unless the provisions concerning Competition apply.

          (c)          The shares of Restricted Stock which has not vested shall not be sold, exchanged, transferred, pledged or otherwise disposed of by the Employee during the Restricted Period, other than to Manatron pursuant to paragraph (b) and (d) of this Article or by Will or by the laws of descent or distribution. The Recipient shall agree to execute from time to time at the request of Manatron such stock powers with respect to the Restricted Stock as may be appropriate to facilitate the reregistration of the Restricted Stock pursuant to the Plan.

          (d)          If any assignment, pledge, transfer or other disposition, voluntary or involuntary, of the Restricted Stock which has not vested shall be made or attempted during the Restricted Period, except as provided above in paragraph (b) of this Article, the Recipient's right to the Restricted Stock shall immediately cease and terminate and the Recipient shall promptly surrender to Manatron all such Restricted Stock in Recipient's possession.

          (e)          During the Restricted Period, the Recipient shall have all rights of a shareholder with respect to the Restricted Stock including (i) the right to vote any shares at shareholders' meetings, (ii) the right to receive, without restriction, all cash dividends paid with respect to such Restricted Stock, and (iii) the right to participate with respect to such Restricted Stock in any stock dividend, stock split, recapitalization, or other adjustment in the Common Stock of Manatron or any merger, consolidation or other reorganization involving an increase or decrease or adjustment in the Common Stock of Manatron. Any new, additional or different shares or other security received by the Recipient pursuant to any such stock dividend, stock split, recapitalization or reorganization shall be subject to the same terms, conditions and restrictions as those relating to the Restricted Stock for which such shares were received.

          (f)          The Recipient shall represent and warrant that the Recipient is acquiring the Restricted Stock for the Recipient's own account and investment and without any intention to resell or distribute the Restricted Stock. The Recipient shall agree not to resell or distribute such Restricted Stock after the Restricted Period except upon such conditions as Manatron may reasonably specify to insure compliance with federal and state securities laws. Manatron may require appropriate legends to be placed on the certificates to meet such requirements.

ARTICLE 6

Withholding Tax

                    Manatron shall have the right to withhold, with respect to any stock distributed under the Plan, any taxes required by law to be withheld because of such distribution. Such withholding may be deducted from any wages or other property held by Manatron for distribution to the Recipient. If there are insufficient funds or property to provide such withholding, Manatron may condition delivery of the shares upon deposit of the appropriate withholding amount by the Recipient.

ARTICLE 7

Effective Date of the Plan

                    This Plan shall be effective when it has been approved by a majority of the Board of the corporation.

ARTICLE 8

Amendment or Termination of Plan

                    The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that no amendment, suspension or termination shall impair the rights of any Recipient, without the Recipient's consent, in any Restricted Stock previously granted. The Committee may amend the Plan to the extent necessary for the efficient administration of the Plan, or to conform it to the provisions of any federal or state law or regulation.